CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s); hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1. The nature of the corporation is Connecticut Amphitheater Development Corporation.

2. The nature of the business is to be transacted or the purposes to be promoted or carried out by the corporation, are as follows:

      The development and operation of a center for the performing arts and all other business which may be lawfully conducted by a Connecticut stock corporation.
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Domestic Corporation

                             Secretary of the State
                                30 Trinity Street
                               Hartford, CT 06106

Name of Corporation:  Connecticut Amphitheater Development Corporation

The above corporation appoints as its statutory agent for service, one of the following:

Name of Natural Person who is Resident of Connecticut:

         James P. Sandler

Business Address:

         1 Hartford Square West, Hartford, CT  06106

Residence Address:

         19 High Wood Road, Bloomfield, CT 06002

AUTHORIZATION

Name of Incorporator (Print or Type)

         James P. Sandler                            Signed (Incorporator)
                                                     /s/  James P. Sandler
                                                     ----------------------

Date:    10/13/93

Acceptance: Name of Statutory Agent for Service (Print or Type)

         James P. Sandler                            Signed (Incorporator)
                                                     /s/  James P. Sandler
                                                     ----------------------
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CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                               HARTFORD, CT 06106

1.    Name of Corporation:

      Connecticut Amphitheater Development Corporation

2.    The Certificate of Incorporation is:

      A.    Amended only pursuant to Conn. Gen. Stat ss.33-360.

5.    The manner of adopting the resolution was as follows:

      A. By the board of directors and shareholder, pursuant to Conn. Gen. ss.33-360. Vote of Shareholders:

            (i) No shares are required to be voted as a class; the shareholder's vote was as follows:

                  Vote Required for Adoption 100   Vote Favoring Adoption 100
                                             ---                          ---
Name of Pres.  V.Pres.

      James H. Koplik

Name of Sec.   Assn't Sec.

      James P. Sandler      /s/ James P. Sandler
                            ---------------------

      C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation and approved in writing by all subscribers (if any) for shares of the corporation.

Signed:

/s/ James P. Sandler
----------------------
James P. Sandler

Dated at Hartford, this 4th day of September, 1994.
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CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s); hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1. The name of the corporation is Connecticut Amphitheater Development Corporation .

2. The nature of the business is to be transacted or the purposes to be promoted or carried out by the corporation, are as follows:

      To engage in any lawful act or activity for which corporations may be formed under the laws of the State of Connecticut.

3. The designation of each class of shares the authorized number of ___ share thereof, are as follows:

      5,000 share no par value common stock.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-331, 1959 Supp. Conn. G.S., are as follows:

      None

5. The minimum amount of stated capital with which the corporation shall commence business is $1,000.00 dollars. (Not less than one thousand dollars)

6.(7) Other provisions.

      None

Dated at Hartford, Connecticut this 2nd day of September, 1994.

Name of Incorporator

Maureen E. Couchon

Signed (Incorporator)

Maureen E. Couchon